SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   ---------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported) October 4, 1996

                            HOME STATE HOLDINGS, INC.
               (Exact Name of Registrant as Specified in Charter)

                 Delaware                 0-22016           13-3429087
        (State or Other Jurisdiction    (Commission       (IRS Employer
               of Incorporation)        File Number)    Identification No.)

        Three South Revmont Drive, Shrewsbury, NJ          07702
        (Address of Principal Executive Offices)         (zip code)

Registrant's telephone number, including area code             (908) 935-2600

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          (Former Name or Former Address, if Changed Since Last Report

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Item 5. Other Events

         On October 4, 1996, Registrant raised $10,000,000 in additional capital through the private placement of 10,000 shares of its Series A Cumulative Voting Preferred Stock (the "Preferred Stock") to Swiss Reinsurance America Corporation ("Swiss Re") and Reliance Insurance Company ("Reliance") pursuant to a Securities Purchase Agreement (the "Securities Purchase Agreement") dated as of October 4, 1996 among Registrant, Swiss Re and Reliance. Swiss Re and Reliance each purchased $5,000,000 of the Preferred Stock and Swiss Re has been granted the right to purchase an additional 5,000 shares of Preferred Stock for $5,000,000 at any time until April 4, 1997.

         Each share of Preferred Stock is entitled to one vote along with Registrant's common stock and carries a dividend rate of 7.5%. Registrant may call the Preferred Stock for redemption at any time after the fourth anniversary of the closing. The Preferred Stock must be redeemed at $1,000 per share plus any accumulated dividends in five equal tranches at the 10th through 14th anniversaries of the closing.

         Each share of Preferred Stock carries with it detachable Class A Warrants ("Warrants") to purchase 140 shares of Registrant's common stock for $9.50 per share at any time until October 4, 2003. The number of shares of Registrant's common stock deliverable upon exercise of the Warrants, and the exercise price thereof, are subject to adjustment as provided in the Warrants. If all of the Warrants issued in connection with the $10,000,000 of Preferred Stock issued were to be exercised, the 1,400,000 shares of common stock purchased would represent approximately 19.8% of Registrant's issued and outstanding common stock.

         Registrant also entered into a Registration Rights Agreement dated as of October 4, 1996 with Swiss Re and Reliance (the "Current Registration Rights Agreement") pursuant to which Registrant granted Swiss Re and Reliance registration rights entitling each of such investors to two demand registrations (for a total of four demand registrations) and unlimited "piggyback" rights with respect to the shares of common stock issuable upon exercise of the Warrants. In addition, Registrant has amended its October 3, 1994 Registration Rights Agreement (the "1994 Registration Rights Agreement") entered into at the time of Registrant's 1994 private placement of 11.50% Subordinated Notes (the "Subordinated Notes") and warrants (the "Existing Warrants") to provide for an additional demand registration right thereunder and the pro rata, pari passu treatment of registration rights under the 1994 Registration Rights Agreement and the Current Registration Rights Agreement.

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                Registrant, Swiss Re and Reliance have also entered into
agreements for Registrant's subsidiaries to purchase reinsurance from Swiss Re and Reliance at commercially reasonable and actuarially sound rates and for Swiss Re and Reliance to provide certain consulting and management services to Registrant.

                In connection with the Preferred Stock issuance, Swiss Re, Reliance, Registrant, Michael H. Monier, Edward D. Herrick and Herrick Partners, L.P. entered into a Stockholders' Agreement dated as of October 4, 1996 (the "Stockholders' Agreement") regarding, among other matters, the voting and transferability of shares of Registrant's capital stock and the election of certain directors, including a director designated by Swiss Re. On October 4, 1996, the size of Registrant's Board was increased from eight to nine directors and Henry Sopher, Swiss Re's designee, and Eric A. Reehl, the Executive Vice President and Chief Financial Officer of Registrant, were elected to fill vacancies on the Board of Directors. In the event of certain defaults in Registrant's obligation to redeem Preferred Stock, the holders of Preferred Stock will have the right to designate two directors (to fill vacancies or replace existing directors), to serve during the continuation of such default.

                The Securities Purchase Agreement requires Registrant to present at the next annual stockholders' meeting, for a vote by its stockholders, certain proposed amendments to the Certificate of Incorporation of Registrant. Such amendments would facilitate the election of those directors which may be designated by Swiss Re and Reliance by, among other things, (i) providing for an increase in the maximum size of the Board of Directors to ten (10), (ii) permitting class voting and (iii) permitting the removal of directors without cause. The parties to the Stockholders' Agreement have agreed to vote all of their respective shares in favor of the proposed amendments.

                On October 4, 1996, Registrant also amended the Loan Agreement dated March 4, 1996 among Registrant, Tower Hill, Inc. ("Tower Hill"), The Chase Manhattan Bank (formerly known as Chemical Bank), as agent, The Chase Manhattan Bank and European American Bank, as amended by a First Amendment and Waiver dated as of August 14, 1996 among the parties to such Loan Agreement, to provide, among other things, that (a) the revolving commitment to Registrant thereunder shall be reduced to $2,000,000 as of February 1, 1997 and the maturity date of such commitment shall be September 30, 1997, and (b) the revolving commitment to Tower Hill thereunder shall be $13,000,000 until January 31, 1997 and, thereafter, $15,000,000 until February 28, 1998, at which time such commitment shall expire and mature.

                On October 7, 1996, Registrant contributed $10,000,000 (including the net proceeds of the sale of Preferred Stock) to New York Merchant Bakers Insurance Company, an insurance subsidiary of Registrant ("Merchant Bakers"), to increase Merchant Bakers' surplus.

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                A.M. Best has notified Registrant that the rating of its
National Pool has been downgraded from B+ to B.

 Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

         (c) Exhibits.

              3.1 By-laws of Registrant, as amended.

              4.1 Certificate of Designations, Preferences and Rights of Series
                  A Cumulative Voting Preferred Stock of Registrant.

              4.2 Form of Class A Warrant issued to Swiss Re.

              4.3 Form of Class A Warrant issued to Reliance.

             10.1 Securities Purchase Agreement dated as of October 4, 1996 among Swiss Re, Reliance and Registrant.

             10.2 Stockholders' Agreement dated as of October 4, 1996 among
                  Registrant, Swiss Re, Reliance, Michael H. Monier, Edward D. Herrick and Herrick Partners, L.P.

             10.3 Registration Rights Agreement dated as of October 4, 1996 among Swiss Re, Reliance and Registrant

             10.4 Letter Agreement dated as of October 4, 1996 amemding the
                  Registration Rights Agreement dated as of October 3, 1994 among Registrant and the holders of the Subordinated Notes and Existing Warrants named therein and providing for consents and waivers from such holders.

             10.5 First Amendment and Waiver dated as of August 14, 1996 to the Loan Agreement (the "Loan Agreement") dated March 4, 1996 among Registrant, Tower Hill, Inc., Chemical Bank (now known as The Chase Manhattan Bank), as agent, Chemical Bank and European American Bank.

             10.6 Second Amendment dated as of October 4, 1996 to the Loan
                  Agreement and related consent of guarantors and note endorsements.

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                                   SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  October 21, 1996                 HOME STATE HOLDINGS, INC.



                                                By: /s/ Mark S. Vaughn
                                                    ---------------------------
                                                    Mark S. Vaughn, President